The Empire District Electric Company Earnings Report and Declaration of Dividends

JOPLIN, MO -- (Marketwire - October 28, 2010) - (NYSE: EDE) At the Board of Directors meeting of The Empire District Electric Company held today, the Directors declared a quarterly dividend of $0.32 per share on common stock payable December 15, 2010, to holders of record as of December 1, 2010.

The Company, an operator of regulated electric, gas and water utilities, announced today the results for the quarter and twelve months ended September 30, 2010.

Highlights

  The Company reported consolidated earnings for the third quarter of 2010 of $23.0 million, or $0.56 per basic and $0.55 per diluted share, compared with 2009 same quarter earnings of $14.8 million, or $0.43 per share. Earnings for the twelve months ended September 30, 2010 were $46.9 million, or $1.19 per share. This compares to earnings of $41.1 million, or $1.20 per share, for the 2009 twelve month period.
  On September 10 the Company implemented rate increases for its Missouri electric customers equivalent to an estimated $46.8 million of additional annual revenues. The increase reflects investments related to environmental additions at Iatan 1, and investments at the Plum Point Generating Station which was placed into service on August 13, 2010.
  The Company recently filed a rate request with the Missouri Public Service Commission (MPSC) seeking an annual increase in electric customer revenues of approximately $36.5 million, or about 9.2 percent. The filing seeks to recover costs associated with the Iatan 2 generating unit and other cost of service items. Kansas City Power & Light, the operator of the Iatan generation plants, announced on August 26 that the in-service criteria had been met in regard to the Iatan 2 generating unit, of which the Company is a 12% owner.
  The Company successfully refinanced approximately $50 million principal amount of 7.05% senior notes on August 27, 2010 with 5.20% first mortgage bonds. The first mortgage bonds will mature on September 1, 2040 which is an extension from the senior notes which were due 2022.

                   THE EMPIRE DISTRICT ELECTRIC COMPANY
                       SEGMENT FINANCIAL HIGHLIGHTS
      (in 000's except per share information, certain segment amounts exclude eliminations)

                                 Quarter Ended September 30, 2010
                        ---------------------------------------------------
                          Electric       Gas         Other     Consolidated
                        ------------ -----------  ------------ ------------
Revenues                $    147,128 $     5,403  $      1,703 $    154,086
                        ------------ -----------  ------------ ------------
Fuel, Purchased Power,
 and Cost of Natural
 Gas Sold and
 Transported                  57,286       1,554            --       58,840
                        ------------ -----------  ------------ ------------
Other Operating
 Expenses                     59,015       3,292         1,214       63,373
                        ------------ -----------  ------------ ------------
Operating Income              30,827         557           489       31,873
                        ------------ -----------  ------------ ------------
Net Income (Loss)       $     22,887 $      (388) $        482 $     22,981
                        ------------ -----------  ------------ ------------
Earnings Per Weighted-
 Average Share,
Basic                                                          $       0.56
Diluted                                                        $       0.55
                        ------------ -----------  ------------ ------------

                                 Quarter Ended September 30, 2009
                        ------------ -----------  ------------ ------------
                          Electric       Gas         Other     Consolidated
                        ------------ -----------  ------------ ------------
Revenues                $    121,961 $     4,795  $      1,445 $    128,053
                        ------------ -----------  ------------ ------------
Fuel, Purchased Power,
 and Cost of Natural
 Gas Sold and
 Transported                  48,132       2,033            --       50,165
                        ------------ -----------  ------------ ------------
Other Operating
 Expenses                     50,454       2,852         1,053       54,211
                        ------------ -----------  ------------ ------------
Operating Income (Loss)       23,375         (90)          392       23,677
                        ------------ -----------  ------------ ------------
Net Income (Loss)       $     15,530 $    (1,036) $        335 $     14,829
                        ------------ -----------  ------------ ------------
Earnings Per Weighted-
 Average Share,
Basic                                                          $       0.43
Diluted                                                        $       0.43
                        ------------ -----------  ------------ ------------

Third Quarter Electric Results

The estimated impact of favorable weather accounted for approximately $18.3 million of increased revenues compared to the 2009 quarter, and rate increases increased revenues an estimated $3.0 million. Overall, 2010 electric segment revenues increased $25.2 million which represents a 20.6% increase over the 2009 third quarter. Total electric fuel and purchased power expense for the quarter increased approximately $9.2 million over the 2009 quarter reflecting higher sales attributable in large part to the warmer 2010 third quarter.

Operating costs increased $1.7 million and maintenance costs were higher by $0.6 million compared to the 2009 quarter. The largest component of the increased maintenance costs related to a regularly scheduled plant outage at our Asbury coal-fired unit compared to the 2009 third quarter when the unit did not have a similar plant outage. Depreciation and amortization increased approximately $1.2 million for 2010, and other taxes, including property, franchise and local taxes, combined for an increase of approximately $0.5 million over the 2009 period. In summary, the electric segment net income was $22.9 million for the 2010 quarter compared to $15.5 million for 2009.

Third Quarter Gas Results

The fuel margin for our gas segment, which reflects revenues less the cost of natural gas sold and transported, was approximately $3.8 million for the 2010 third quarter compared to the 2009 third quarter fuel margin of approximately $2.8 million. A rate increase effective April 1, 2010 was the primary source for the improvement in fuel margin. Gas operations and maintenance expenses were lower by approximately $0.3 million, but this was offset by increased depreciation of about $0.3 million. Overall, the net loss for the gas segment was $0.4 million for the 2010 third quarter compared to $1.0 million for 2009.

Third Quarter Consolidated Results

Total interest charges were lower by approximately $0.6 million in the 2010 third quarter compared to 2009. This decrease is partially the result of redeeming $50 million of trust preferred securities in the latter part of the 2010 second quarter and deferred interest charges agreed to by the MPSC. The agreement with the MPSC allows the Company to defer certain interest costs, depreciation and operating costs related to Iatan 2 until costs associated with the unit are reflected in customer rates. AFUDC-debt income decreased $1.1 million, which partially offset the lower interest costs noted above. The Company's other income and deductions were lower by approximately $0.6 million as AFUDC-equity income was also lower when comparing the quarters.

                   THE EMPIRE DISTRICT ELECTRIC COMPANY
                       SEGMENT FINANCIAL HIGHLIGHTS
  (in 000's except per share information, certain segment amounts exclude eliminations)

                              Twelve Months Ended September 30, 2010
                        ---------------------------------------------------
                          Electric       Gas         Other     Consolidated
                        ------------ -----------  ------------ ------------
Revenues                $    470,911 $    52,993  $      6,019 $    529,331
                        ------------ -----------  ------------ ------------
Fuel, Purchased Power,
 and Cost of Natural
 Gas Sold and
 Transported                 197,783      28,978            --      226,761
                        ------------ -----------  ------------ ------------
Other Operating
 Expenses                    202,587      17,725         4,484      224,204
                        ------------ -----------  ------------ ------------
Operating Income              70,541       6,290         1,535       78,366
                        ------------ -----------  ------------ ------------
Net Income              $     42,902 $     2,462  $      1,499 $     46,863
                        ------------ -----------  ------------ ------------
Earnings Per Weighted-
 Average Share,
 Basic and Diluted                                             $       1.19
                        ------------ -----------  ------------ ------------

                              Twelve Months Ended September 30, 2009
                        ------------ -----------  ------------ ------------
                          Electric       Gas         Other     Consolidated
                        ------------ -----------  ------------ ------------
Revenues                $    439,001 $    63,759  $      5,380 $    507,551
                        ------------ -----------  ------------ ------------
Fuel, Purchased Power,
 and Cost of Natural
 Gas Sold and
 Transported                 185,142      41,770            --      226,912
                        ------------ -----------  ------------ ------------
Other Operating
 Expenses                    185,478      17,237         4,046      206,172
                        ------------ -----------  ------------ ------------
Operating Income              68,381       4,752         1,334       74,467
                        ------------ -----------  ------------ ------------
Net Income              $     39,204 $     1,070  $        830 $     41,104
                        ------------ -----------  ------------ ------------
Earnings Per Weighted-
 Average Share,
 Basic and Diluted                                             $       1.20
                        ------------ -----------  ------------ ------------

Twelve Months Ended Electric Results

Electric segment revenues for the twelve months ended September 30, 2010 increased $31.9 million compared to the 2009 period. The estimated impact of weather was the primary driver in the increase and accounted for approximately $20.8 million of the period increase while rate increases added about $3.4 million. On a comparative basis, the total electric fuel and purchased power expense for the 2010 twelve month period increased by approximately $12.6 million over the 2009 period.

Other operating costs were higher by approximately $5.3 million, and maintenance costs were higher by approximately $0.5 million. Banking fees, slightly higher labor costs, and transmission costs were the primary factors behind the increased costs when comparing the twelve month periods. Depreciation and amortization increased approximately $2.5 million and other taxes were higher by $1.1 million. Overall, the electric segment net income for the 2010 twelve month period was $42.9 million compared to $39.2 million for the same 2009 period.

Twelve Months Ended Gas Results

Revenues from gas operations during the 2010 twelve month period ended September 30, 2010 decreased $10.8 million over the same 2009 period. The cost of natural gas sold and transported decreased $12.8 million during 2010, resulting in an overall increase in gas fuel margin of $2.0 million. Colder weather during the recent winter heating season increased our retail sales compared to the 2009 period along with the April 1, 2010 rate increase both contributed to the improved gas fuel margin. Other operating expenses and maintenance expenses decreased in total by approximately $0.6 million, but were offset by higher depreciation of $0.7 million. Other taxes were lower by approximately $0.5 million. The gas segment net income for the twelve month 2010 period was $2.5 million compared to $1.1 million for 2009.

Twelve Months Ended Consolidated Results

Total interest charges decreased approximately $1.6 million in the 2010 twelve month period compared to 2009. Interest expense related to debt decreased $2.5 million but was partially offset by a decrease in income related to AFUDC-debt of $0.9 million. Other income and expense increased by approximately $0.2 million when comparing the twelve month periods.

The 2010 twelve month period was negatively impacted by $3.3 million of tax charges recorded in the first calendar quarter of 2010. These charges related to the Patient Protection and Affordable Care Act and a Stipulation and Agreement with the Missouri Public Service Commission which were explained in detail in the first quarter.

The following reconciliation of basic earnings per share compares the quarter and twelve month periods ended September 30, 2010 versus September 30, 2009 and is a non-GAAP presentation. The economic substance behind our Non-GAAP earnings per share (EPS) measure is to present the after tax impact of significant items and components of the statement of income on a per share basis before the impact of additional stock issuances. We believe this presentation is useful to investors because the statement of income does not readily show the EPS impact of the various components, including the effect of new stock issuances. This could limit the readers' understanding of the reasons for the EPS change from previous years. This information is useful to management, and we believe this information is useful to investors, to better understand the reasons for the fluctuation in EPS between the prior and current years on a per share basis.

This reconciliation may not be comparable to other companies or more useful than the GAAP presentation included in the statements of income. We also note that this presentation does not purport to be an alternative to earnings per share determined in accordance with GAAP as a measure of operating performance or any other measure of financial performance presented in accordance with GAAP. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

                                                  Quarter    Twelve Months
                                                   Ended         Ended
                                                ------------  ------------
Earnings Per Basic Share  - September 30, 2009  $       0.43  $       1.20
Revenues
   Electric segment                                     0.47          0.59
   Gas segment                                          0.01         (0.20)
   Other segment                                        0.01          0.01
Expenses
   Electric fuel and purchased power                   (0.17)        (0.23)
   Cost of natural gas sold and transported             0.01          0.24
   Operating - electric segment                        (0.03)        (0.10)
   Operating - gas segment                              0.01          0.01
   Maintenance and repairs                             (0.01)        (0.01)
   Depreciation and amortization                       (0.03)        (0.06)
   Change in effective income tax rates                (0.02)        (0.12)
   Other taxes                                         (0.01)        (0.01)
   Other income and deductions                         (0.03)        (0.08)
   Interest charges                                     0.03          0.05
   AFUDC                                               (0.03)         0.00
   Dilutive effect of additional shares                (0.08)        (0.10)
                                                ------------  ------------

Earnings Per Basic Share - September 30, 2010   $       0.56  $       1.19
                                                ============  ============

Earnings Conference Call

Bill Gipson, President and CEO, will host a conference call Friday, October 29, 2010, at 1:00 p.m. Eastern Time to discuss earnings for the third quarter and twelve months ended September 30, 2010. To phone in to the conference call, parties in the United States should dial 1-877-941-8609, any time after 12:45 p.m. Eastern Time. The presentation can also be accessed from Empire's website at www.empiredistrict.com. A replay of the call will be available for two weeks by dialing 1-800-406-7325 and entering passcode 4375458#. Forward-looking and other material information may be discussed during the conference call.

Based in Joplin, Missouri, The Empire District Electric Company (NYSE: EDE) is an investor-owned, regulated utility providing electricity, natural gas (through its wholly owned subsidiary The Empire District Gas Company), and water service, with approximately 215,000 customers in Missouri, Kansas, Oklahoma, and Arkansas. A subsidiary of the Company also provides fiber optic services. For more information regarding Empire, visit www.empiredistrict.com.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements address future plans, objectives, expectations, and events or conditions concerning various matters. Actual results in each case could differ materially from those currently anticipated in such statements, by reason of the factors noted in our filings with the SEC, including the most recent Form 10-K and 10-Q.

Contact:
MEDIA COMMUNICATIONS
Amy Bass
Director of Corporate Communications
417-625-5114
abass@empiredistrict.com

INVESTOR RELATIONS
Jan Watson
Secretary - Treasurer
417-625-5108
jwatson@empiredistrict.com